UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  July 8, 2004

PRECIS, INC.

(Name of business issuer in its Charter)

OKLAHOMA	001-15667	73-1494382
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2040 North Highway 360 Grand Prairie, Texas 75050
(Address of principal executive offices)

(972) 522-2000
(Issuer’s telephone number)

Item 5.    Other Events and Regulation FD Disclosure.

On July 8, 2004, the Board of Directors of Precis, Inc. (the “Company”) authorized the repurchase by the Company of up to 500,000 shares of its common stock through open market or private transactions over the next one-year period depending on prevailing market conditions.  This is the only stock repurchase currently authorized and represents approximately 4.2% of the company’s total outstanding shares, at its maximum.  A copy of the Company’s July 8, 2004 press release announcing the repurchase program is attached as Exhibit 99.1

Item 7.    Financial Statements and Exhibits

Exhibit 99.1            Press Release issued by Precis dated July 8, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRECIS, INC.,
an Oklahoma corporation

Date: July 8, 2004	/s/ Judith H. Henkels
Judith H. Henkels
Chairman of the Board of Directors;
President and Chief Executive Officer